UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 4, 2025

DOLBY LABORATORIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32431	90-0199783
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1275 Market Street

San Francisco, CA 94103-1410

(Address of principal executive offices) (Zip Code)

(415) 558-0200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.001 par value	DLB	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Dolby Laboratories, Inc. (the “Company”) 2025 Annual Meeting of Stockholders (the “Annual Meeting”), held on February 4, 2025 via live webcast, the Company’s stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation to provide for the exculpation of certain of the Company’s officers from liability in specific circumstances, as permitted by Delaware law (the “Charter Amendment”). A description of the Charter Amendment was set forth in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on December 20, 2024. The Charter Amendment became effective upon the filing of a Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on February 5, 2025 (the “Certificate of Amendment”).

The foregoing description of the Charter Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

5.07(a) and (b)

The information set forth in Item 5.03 above is incorporated by reference herein. At the Annual Meeting, the Company’s stockholders:

1.	Elected eight directors to serve until the 2026 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

2.	Approved an advisory vote to approve the compensation of the Company’s named executive officers;

3.	Approved, on an advisory basis, one year as the frequency of holding future advisory votes to approve named executive officer compensation;

4.	Approved the Charter Amendment; and

5.	Ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending September 26, 2025.

Each share of the Company’s Class A common stock is entitled to one vote, and each share of the Company’s Class B common stock is entitled to ten votes, on all matters submitted to a vote of stockholders at the Annual Meeting. The Class A common stock and Class B common stock vote together as a single class on all matters submitted to a vote of stockholders, except as may otherwise be required by law. At the Annual Meeting, the holders of Class A common stock and Class B common stock voted as follows:

Proposal 1 - Election of directors:

Director	Votes For	Votes Withheld	Broker Non-Votes
Kevin Yeaman	401,881,678	1,531,011	3,907,283
Peter Gotcher	376,131,026	27,281,663	3,907,283
David Dolby	383,437,903	19,974,786	3,907,283
Tony Prophet	402,176,649	1,236,040	3,907,283
Emily Rollins	402,157,515	1,255,174	3,907,283
Simon Segars	382,967,153	20,445,536	3,907,283
Anjali Sud	401,042,318	2,370,371	3,907,283
Avadis Tevanian, Jr.	382,227,407	21,185,282	3,907,283

All director nominees were duly elected.

Proposal 2 - Approval of an advisory vote to approve the compensation of the Company’s named executive officers:

Votes For	Votes Against	Abstentions	Broker Non-Votes
400,557,293	2,791,215	64,182	3,907,283

Proposal 2 was approved.

Proposal 3 – Approval of an advisory vote on the frequency of future advisory votes to approve named executive officer compensation:

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
402,427,139	24,550	913,914	47,086	3,907,283

A frequency of one year was approved.

Proposal 4 - Approval of the Charter Amendment:

Votes For	Votes Against	Abstentions	Broker Non-Votes
367,830,455	35,533,332	48,901	3,907,283

Proposal 4 was approved.

Proposal 5 - Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending September 26, 2025:

Votes For	Votes Against	Abstentions
405,989,852	1,275,349	54,771

Proposal 5 was approved.

5.07(d)

In accordance with the recommendation of the Company’s Board of Directors, the Company’s stockholders approved, on an advisory basis, one year as the frequency for holding future advisory votes to approve the compensation of the Company’s named executive officers. In light of such approval, the Company intends to hold an advisory vote on the compensation of the Company’s named executive officers on an annual basis until the next required vote on the frequency of holding an advisory vote to approve named executive officer compensation.

Section 9 - Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Dolby Laboratories, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLBY LABORATORIES, INC.

By:	/s/ ANDY SHERMAN
Andy Sherman
Executive Vice President, General Counsel and Corporate Secretary

Date: February 7, 2025